UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 1, 2009

AMBASSADORS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dwight D. Eisenhower Building, 2001 South Flint Road, Spokane, WA	99224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(509) 568-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2009, and effective that date, Chadwick J. Byrd resigned as Chief Financial Officer, Treasurer and Secretary of Ambassadors Group, Inc. (the “Company”).

On November 1, 2009, and effective that date, the Company appointed Kristi Gravelle to serve as the interim Chief Financial Officer, Treasurer, Secretary and the principal accounting officer of the Company.

Ms. Gravelle, age 42, has been Controller of the Company since September, 2007.  For the four year period prior thereto, Ms. Gravelle was an independent financial consultant in Denver, Colorado to publicly held corporations.

A copy of the Company’s press release announcing the termination of Mr. Byrd and the appointment of Ms. Gravelle is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1:  Press Release, dated November 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS GROUP, INC.

Date: November 2, 2009	By:	/s/ Jeffrey D. Thomas
Jeffrey D. Thomas Chief Executive Officer